TRANSITION AND SEPARATION AGREEMENT
This Transition and Separation Agreement (this “Agreement”), is entered into on the date set forth beneath the Executive’s signature and is effective as of April 27, 2021 (the “Effective Date”), by and between Aon Corporation, a Delaware corporation (the “Company”), and John Bruno (the “Executive”).
WHEREAS, the Company and the Executive previously entered into a letter agreement confirming certain terms and conditions of employment effective as of November 6, 2018 (the “Employment Letter”), which superseded an earlier employment agreement setting out certain terms and conditions of employment dated as of August 4, 2014 (the “Employment Agreement”) (collectively and individually, such agreements are referred to herein as the “Prior Agreements”);
WHEREAS, Executive is an eligible executive under the Aon plc Amended and Restated Senior Executive Combined Severance and Change in Control Plan (the “SE Plan”);
WHEREAS, the Employment Letter specifies that Executive is employed at will, and the Company and Executive desire to enter into an agreement regarding: (a) the Executive’s continued employment during the period (the “Transition Period”) from the Effective Date to December 31, 2021 (the “Separation Date”) or to an earlier date pursuant to Section 3(c) of this Agreement; (b) the Executive’s agreement to certain restrictive covenants; and (c) the Executive’s release of claims, all upon the terms and conditions set forth herein;
WHEREAS, Executive’s assistance is required with certain aspects of the Company’s combination with Willis Towers Watson (“WTW”) and certain payments hereunder therefore are contingent upon the close of that combination and take effect on the date of the closing (the “Transition Date”) or in the event of no closing by a certain date, those payments convert to a retention bonus and are contingent upon Executive remaining employed by the Company until the Separation Date; and
WHEREAS, upon execution of this Agreement by the Company and the Executive, the Prior Agreements, and any other agreement between Executive and the Company (including its affiliates), shall be superseded in their entirety and shall have no further force or effect (except as otherwise explicitly set forth herein);
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:
1.Transition. The Company will continue to employ Executive throughout the Transition Period, subject to the terms and conditions of this Agreement. During the Transition Period, Executive shall no longer be an officer (i.e., Named Executive Officer, Section 16 Officer, or any other type of officer) or director of the Company or any of its affiliates, parent companies, or subsidiaries (collectively, “Aon”) or a member of the Company’s Governance and Policy Team; instead, Executive’s title will be Special Advisor to the CEO.
2.Transition Period Salary, Benefits, and Duties.
a.Transition Period Salary. During the Transition Period, the Company will continue to pay the Executive a base salary of $950,000 per year (the “Base

Salary”), payable in accordance with the Company’s payroll policies. From January 1, 2021 to the Separation Date, Executive shall not be entitled to any annual bonus or incentive payment (including a bonus with respect to 2020 payable in 2021), and Executive shall not be entitled to any additional long-term incentive award under the Aon plc Amended and Restated 2011 Incentive Plan (the “2011 Incentive Plan”).
b.Transition Benefits. During the Transition Period, the Executive will continue to be entitled to participate in the Company’s regular employee and executive benefit plans commensurate with his pre-Transition Period position, in accordance with the terms of such plans, subject to the provisions of Section 2(b) of the SE Plan. Nothing in this Agreement will require the Company to establish, maintain, or continue any of the benefits already in existence or hereafter adopted for employees of the Company, and nothing in this Agreement will restrict the right of the Company to amend, modify, or terminate such programs. For the avoidance of doubt, Executive’s benefits during the Transition Period shall not include any Company assurance of coverage under the United Airlines Global Services program, but shall include the Northwestern Executive Health program.
c.Transition Duties. During the Transition Period, Executive will focus his efforts on assisting his successor as COO, ensuring the effective transition of responsibilities and providing coaching and guidance as needed, and the majority of his time as Special Advisor shall include (without limitation) driving revenue growth, assisting in the WTW integration, coaching/mentoring to other employees, assisting with strategic opportunities, as well as performing other duties on behalf of the Company and its subsidiaries as may from time to time be authorized or directed by Aon’s CEO (collectively, the “Duties and Responsibilities”).
d.Transition Expense Policy. During the Transition Period, Executive shall continue to be subject to the Company’s standard expense policy and travel management programs. After the Separation Date, Executive shall not be subject to, or able to incur or submit expenses under, the Company’s standard expense policy or travel management programs.
e.Transition Bonus.
i.In exchange for the Executive (A) successfully carrying out the Duties and Responsibilities, (B) assisting with certain pre- and post-Transition Date activities in connection with the WTW combination, (C) foregoing other paid employment opportunities during the Transition Period, (D) agreeing to the Restrictive Covenants in Section 6, (E) agreeing to (and not revoking) the release in Section 8 (the “Agreement Release”), and (F) executing and returning (and not revoking) a general release of claims agreement in the form attached hereto as Exhibit A within 21 calendar days of, but not before, the Separation Date (the “Separation Release,” and together with the Agreement Release, the “Releases”), the Executive shall be eligible to receive a special cash bonus in the amount of $6,000,000 (the “Transition Bonus”), subject to applicable withholdings

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and under the terms and conditions of this Section 2(e), payable as set forth in Section 2(e)(iii) below.
ii.The Transition Bonus is intended to be contingent upon the close of the Company’s combination with WTW. In the event, however, that the WTW combination does not close by June 30, 2021, the Transition Bonus will at that time be converted to a retention bonus in order to incent the Executive to remain employed by the Company, and not exercise his termination rights under Section 3(c), until the Separation Date. Accordingly, the installment payments of the Transition Bonus have been deferred to commence on the earlier of 30 days after the Transition Date or June 30, 2021.
iii.The Transition Bonus will be payable in four installments as follows: (A) $1,050,000 payable on the earlier of (1) within 30 days of the Transition Date or (2) June 30, 2021; (B) $1,650,000 on January 14, 2022; (C) $1,650,000 on June 30, 2022; and (D) $1,650,000 on January 13, 2023; provided, however, that should the Executive violate the provisions of Section 6 of this Agreement, including without limitation Section 6(d), as determined by the Company in its reasonable discretion, then the Company, in addition to any other remedy available for breach of Section 6, shall be entitled to immediately cease paying any further installments of the Transition Bonus; and provided further, however, that the installment specified in Section 2(e)(iii)(A) is conditioned upon the Company’s receipt of an executed, non-revoked Agreement Release, and the installments specified in Sections 2(e)(iii)(B), (C) & (D) are conditioned upon the Company’s receipt of an executed, non-revoked Separation Release,
f.Legal Fees. The Company agrees to reimburse Executive for all reasonable legal fees and expenses in connection with the negotiation and execution of this Agreement up to a maximum amount of $30,000. Reimbursement will be made within thirty (30) days of the Company’s receipt of an appropriate invoice from the Executive’s counsel and the reimbursement payment shall be provided directly to the Executive’s counsel.
3.Separation.
a.Separation on the Separation Date. This Agreement and the Executive’s employment thereunder will terminate on the Separation Date, or an earlier date pursuant to Section 3(c) of this Agreement. Without limiting the Executive’s entitlement to the payments and benefits provided in this Agreement, such termination of the Executive’s employment shall be deemed a termination of employment by mutual consent between the Executive and the Company or without cause if more favorable to the Executive. The Company will pay the Executive all accrued but unpaid base salary and vested benefits as of the Separation Date or an earlier date pursuant to Section 3(c) of this Agreement, payable in accordance with the applicable Company policy, plan, or program, and unreimbursed business expenses incurred in accordance with Section 2(d).

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Executive’s eligibility to participate in the Company’s employee benefit plans generally available to senior employees of the Company, including without limitation health care plans, shall terminate as of the Separation Date or an earlier date pursuant to Section 3(c) of this Agreement, subject to any applicable rights pursuant to COBRA.
b.Death or Disability. During the Transition Period, this Agreement and the Executive’s employment hereunder will terminate upon the death or total disability of the Executive (as defined under the Aon Long Term Disability Plan or its successor plan). In the event of such a termination, the Company will pay or provide the Executive (or his Beneficiary, as defined in Section 7): (i) his Base Salary for the remaining balance of the Transition Period; (ii) any vested benefits as of the date of the termination under this Section 3(b); (iii) any unreimbursed business expenses incurred in accordance with Section 2(d); and (iv) any unpaid portion of the Transition Bonus. For the avoidance of doubt, any other benefits shall cease as of the Executive’s termination under this Section 3(b).
c.By the Executive. During the Transition Period, this Agreement may be terminated by the Executive on no less than sixty (60) days advance written notice by the Executive. The notice will specify the date that this Agreement shall terminate; provided, however, (i) that the Company may require the Executive to leave Company premises immediately upon giving of notice; (ii) that the Executive’s Base Salary and benefits entitlements shall cease as of the termination date specified in his notice pursuant to this Section 3(c) instead of on the Separation Date, but the Separation Date otherwise shall be unchanged; (iii) the treatment of Executive’s equity specified in Section 4 shall not be impacted by Executive’s termination of the Agreement prior to the Separation Date; and (iv) in the event the Transition Date has not occurred prior to the date specified in Executive’s notice pursuant to this Section 3(c), then any unpaid installments of the Transition Bonus shall be forfeited. In the event of such a termination pursuant to this Section 3(c), the Company will pay the Executive all accrued but unpaid Base Salary and vested benefits as of the termination date, payable in accordance with the applicable Company policy, plan, or program, and any unreimbursed business expenses incurred in accordance with Section 2(d).
d.For Cause. During the Transition Period, the Company may terminate this Agreement for Cause, by written notice of termination given to the Executive setting forth the basis for such termination and giving Executive an opportunity to cure within thirty (30) days. If the Executive does not effect a cure within this time period, as determined by the Company in its reasonable discretion, the termination shall become effective. For the purposes of this Agreement, “Cause” will mean the Executive’s: (i) performing a deliberate act of dishonesty, fraud, theft, embezzlement, or misappropriation involving the Executive’s employment with the Company, or breach of the duty of loyalty to the Company; (ii) performing an alleged act of race, sex, national origin, religion, disability, or age-based discrimination, or sexual harassment, if after a reasonable investigation, outside or in-house counsel to the Company reasonably concludes

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that the allegations are substantiated; (iii) material violation of Company policies and procedures including, but not limited to, the Aon Code of Business Conduct; (iv) material non-compliance with the terms of this Agreement, including without limitation the non-disparagement obligations of Section 9(a), or any other agreement between the Executive and Aon; (v) any breach of Executive’s Restrictive Covenant obligations; or (vi) performing any criminal act resulting in a criminal felony charge brought against the Executive or a criminal conviction of the Executive (other than a conviction of a minor traffic violation). In the event of a termination for Cause, the Company will only be required to pay or provide to the Executive all accrued but unpaid Base Salary and vested benefits as of the date of such termination, payable in accordance with the applicable Company policy, plan, or program.
e.Effecting Termination on the Separation Date. As of the Transition Date, the Executive agrees that the Secretary of the Company may, as an irrevocable proxy and in the Executive’s name and stead, execute all documents and things which the Company deems necessary and desirable to effect the Executive’s resignation as an officer or director of Aon.
f.Obligations Upon Separation. Upon the Separation Date, the obligations of the parties under this Agreement and the Prior Agreements will cease, except as otherwise explicitly set forth in this Agreement (including without limitation under Sections 2, 4, 5, 6, 8 and 9). The Executive will continue to be indemnified and held harmless to the maximum extent provided under the Company’s charter, by-laws and applicable law for his acts and omissions to act through the Separation Date, which indemnification shall survive his termination of employment. Executive will continue to be insured under policies of directors and officers liability insurance to the fullest extent provided for former officers or directors under the applicable policy(ies); provided, such insurance coverage may be terminated if Aon terminates coverage generally for all officers and directors. Anything in this Agreement or its Exhibits to the contrary notwithstanding the Executive’s right to make any claim under any director and officer liability insurance coverage provided by the Company for acts or omissions by Executive while an executive officer of the Company or any affiliate shall survive the Separation Date.
g.Copy of Restrictive Covenants. The Executive agrees that, prior to the commencement of any new employment in the Business (as defined below), the Executive will furnish the prospective new employer with a complete and accurate copy of the text of the restrictive covenant obligation the Executive has to Aon (the “Restrictive Covenant Text”) under Section 6 of this Agreement. The Executive also agrees that the Company may advise any prospective new employer of the Executive of the existence and terms of such restrictive covenants and furnish the prospective new employer with a copy of the Restrictive Covenant Text.
4.Equity Awards. The Executive’s equity awards issued under the 2011 Incentive Plan in connection with the Leadership Performance Program (“LPP”) for the 2019-2021 performance cycle (“LPP14”), and the 2020-2022 performance cycle (“LPP15”) will

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continue to be governed by the terms and conditions of the applicable plan documents; provided, however, that notwithstanding the foregoing provisions of this Section 4 and anything to the contrary contained in the 2011 Incentive Plan, LPP14 or LPP15 plan documents, and contingent upon the Executive’s (a) continued compliance with the Restrictive Covenants, and (b) execution and return (and non-revocation) of the Separation Release, the Executive’s LPP14 and LPP15 awards shall be determined and paid as though the Executive had continued employment with the Company through any applicable vesting and payment date. The Executive’s awards under the Incentive Stock Plan (“ISP”) will continue to be governed by the terms and conditions of the applicable plan documents.
5.Acknowledgments. The Executive understands and agrees that he would not otherwise be eligible for, or entitled to, the payments, plan treatment, or other employment benefits set forth in Section 2 above, if he did not enter into this Agreement. Further, by signing this Agreement, the Executive acknowledges and agrees that he is not entitled to, and waives any claims with respect to, any additional payments and/or benefits that are not specifically identified in this Agreement; this acknowledgement and waiver includes, but is not limited to, any benefits under the Prior Agreements, the SE Plan, any additional payments related to annual incentive plans, and/or any applicable Aon bonus or incentive plan, except for those benefits in which he has a vested right pursuant to the terms of the applicable incentive, retirement, and other employee benefit plans in which he is a participant and applicable law. Executive also agrees that he will execute both the Agreement Release and the Separation Release.
6.Restrictive Covenants.
a.General. The Executive acknowledges that in the course of his employment with the Company and any predecessor or affiliated company, the Executive has become familiar with trade secret and other confidential information concerning Aon. The Executive further acknowledges and agrees that his services as a senior executive of the Company have been, and are, of special, unique, and extraordinary value to Aon, and that his material employment duties and responsibilities (including without limitation with respect to Aon strategic and other business operations, clients, prospective clients, and other employees) are global in nature and span geographic areas that extend well beyond the locations in which the Executive has been physically employed and resided. The Executive further acknowledges and agrees that it therefore is reasonable to protect Aon against certain competitive activities by the Executive for a limited period of time after the Executive leaves employment to protect Aon’s legitimate business interests in all of the geographic areas in which Aon does business, and that the covenants contained in Section 6 are necessary for the protection of Aon and are reasonably limited with respect to the activities prohibited, duration, geographical scope and their effect on the Executive and the public.
b.Confidential Information. The Executive acknowledges that Aon’s business depends to a significant degree upon the possession of confidential, proprietary and trade secret information which is not generally known to others, and that the profitability of the Business of Aon requires that this information remain proprietary to Aon. The Executive recognizes that, by virtue of the Executive’s

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employment by the Company and/or its affiliates, and to assist the Executive in the solicitation, production and servicing of client business, the Executive has had otherwise prohibited access to such information. This information (hereinafter referred to as “Confidential Information”) includes, without limitation: lists of clients and prospective clients; contract terms and conditions; client information relating to services, insurance, benefits programs, executives, finances, and compensation; copyrighted materials; corporate, management and business plans and strategies; compensation and revenues; methods and strategies of marketing; market research and data; technical know-how; computer software and manuals; policies and procedures; and the conduct of the affairs of Aon. Confidential Information does not include any information that lawfully is or has become generally or publicly known other than through the Executive’s breach of this Agreement or a breach by another person of some other obligation. The Executive will not disclose or use during or after his employment, any Confidential Information, except as required in the course of his employment or as provided by applicable law or in Section 10 below. Executive acknowledges that any and all records of this kind in Executive’s custody, possession, or control, will be returned to the Company on or prior to Executive’s Separation Date and that Executive should have no records of this kind in Executive’s possession as of the Separation Date.
If, and only if, the controlling state law applicable to Executive requires a time limit to be placed on restrictions concerning the post-employment use of Confidential Information in order for the restriction to be enforceable, then this restriction on Executive’s use or disclosure of Confidential Information that is not a trade secret will expire three (3) years after the Separation Date. This time limit will not apply to (a) Confidential Information that qualifies as a trade secret, or (b) third party information. The Company’s trade secrets will remain protected for as long as they qualify as trade secrets under applicable law. Items of third party information will remain protected for as long as allowed under the laws and/or separate agreements that make them confidential. Executive understands that Executive should have no records of this kind in Executive’s possession or control with which to refresh Executive’s memory after Executive’s Separation Date.
c.Noncompetition. The Executive agrees that during the Transition Period and for two (2) years following the Separation Date, up to December 31, 2023, (the “Restricted Period”), the Executive will not work in any manner, directly or indirectly, in the United States, alone or as a member of a partnership or as an officer, director, stockholder, investor, or employee of, or as a consultant for, or otherwise provide services to or engage or be engaged, or assist any Competitive Business in any management, consulting, supervisory, business development, producing or recruiting role, including any role that would involve similar duties and responsibilities that he performed for the Company or that would lead or be likely to lead to the disclosure of the company’s confidential information. . Executive agrees that the scope of this restricted activity, in duration, subject and geography, is necessary and reasonable based on his role as a senior executive reporting to Aon’s CEO which allowed Executive widespread and extensive access to Confidential Information about Aon’s business. A “Competitive

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Business” means any person, firm, corporation, partnership, entity or organization which is engaged in or is preparing to become engaged in the Business (defined below). Examples of a Competitive Business include, without limitation: Alight Solutions, Alliant Insurance Services, Inc., Marsh & McLennan Companies, Inc., Arthur J. Gallagher & Co., Lockton Companies, Inc., and Willis Towers Watson.
d.Covenant Not to Solicit Clients and Prospective Clients. The Executive hereby covenants and agrees that, except with the prior written consent of the Company, he (on his own behalf or on behalf of any other person or entity) will not, during the Restricted Period, directly or indirectly, call upon, solicit, accept, engage in, service or perform, other than on behalf of the Company, any business of the same type or kind as the business performed by the Company from or with respect to (i) clients of the Company with respect to whom the Executive provided services, either alone or with others, or on whose account the Executive worked or became familiar, or supervised directly or indirectly the servicing activities related to such clients, during the twenty-four (24) months prior to the termination of the Executive’s employment (the “Look Back Period”) and, further provided, such clients were clients of the Company either on the date of termination of the Executive’s employment with the Company or within twelve (12) months prior to such termination date and (ii) prospective clients of the Company which the Executive alone, in combination with others, or in a supervisory capacity, solicited during the six (6) months prior to the end of the Executive’s employment and to which a proposal for services was rendered by the Company during the six (6) months prior to the termination of the Executive’s employment. At all times, however, Executive is prohibited from using the Company’s Confidential Information or trade secret information to solicit a client of the Company on behalf of a Competitive Business. “Solicit”, for the purposes of this Agreement, is understood to include any knowing direct or indirect interaction between Executive and another person or entity that takes place in an effort to develop or further a business relationship, irrespective of which party first initiates contact, and expressly includes notifying a client that Executive has left Company’s employ to go to a Competitive Business; provided, however, that general postings, such as an update to a LinkedIn profile, a statement on a social media site, a posting on a website of a new employer or a press release issued by a new employer, are not considered “notifying a client that Executive has left Company’s employ to go to a Competitive Business.”
e.Covenant Not to Solicit Referral Sources. The Executive hereby covenants and agrees that, except with the prior written consent of Aon, the Executive (on the Executive’s own behalf or on behalf of any other person or entity) will not, during the Restricted Period, directly or indirectly, call upon or solicit a Referral Source, other than on behalf of Aon, for the purpose of securing referrals for business of the same type or kind as the business performed by Aon for the clients sourced to Aon from the Referral Source. “Referral Source” means (i) each and every entity from whom Aon has received referrals with regard to its products and services at any time during the Look Back Period, and about whom Executive had gained Confidential Information or with whom Executive had personal contact during the Look Back Period; and (ii) each and every entity that

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is a source of referrals for business for Aon and to whom Executive submitted or assisted in a proposal for referral services, or otherwise solicited or assisted in the solicitation of referrals from such entity, at any time during the Look Back Period.
f.Covenant Not to Solicit Employees. During the Restricted Period, the Executive will not directly or indirectly solicit, hire or assist with hiring, or retain any of Company’s employees to work for or perform services on behalf of himself or any other party, nor shall Executive solicit, induce or encourage any of Company’s employee(s) to terminate their employment with Company or cooperate with any others in doing or attempting to do so. As used herein, the term “solicit, induce or encourage” includes, but is not limited to, (i) initiating or continuing communications with a Company employee relating to possible employment, (ii) offering bonuses or additional compensation to encourage Company employees to terminate their employment with Company, or (iii) referring Company’s employees to personnel or agents of others for purposes of employment. Executive understands that this non-solicitation obligation is limited to employees who the Executive worked with, supervised, had knowledge of through his employment or was provided Confidential Information about in the last twenty-four months of his employment.
g.Other Restrictive Covenants. Notwithstanding any other language in the Agreement, this Agreement does not preclude the enforceability of any restrictive covenant provision contained in any prior or subsequent agreement entered into by the Executive (any such covenant, an “Other Covenant”). Further, no Other Covenant precludes the enforceability of any provision contained in this Agreement. No subsequent agreement entered into by the Executive may amend, supersede, or override the covenants contained herein unless such subsequent agreement specifically references Section 6 of this Agreement. The Executive further acknowledges and agrees that, in addition to the provisions of this Section 6, he remains subject to certain restrictive covenants by virtue of his receipt of certain stock benefits under the 2011 Incentive Plan. Nothing in this Agreement limits or reduces any common law or statutory duty Executive owes to the Company, nor does this Agreement limit or eliminate any remedies available to the Company for a violation of such duties.
h.Acknowledgments. Aon and the Executive acknowledge and agree that the covenants contained in subsections of this Section are necessary and reasonable for the protection of Aon and are reasonably limited with respect to the activities prohibited, duration, geographical scope and their effect on the Executive and the public. The parties acknowledge that the purpose and effect of the covenants simply are to protect Aon for a limited period of time from unfair competition by the Executive.
The Executive acknowledges that there is no general geographical restriction contained in the preceding paragraphs because the restrictions apply only to the specified clients of Aon and because the Executive’s material duties, responsibilities and relationships with Aon clients, prospective clients and employees are not limited to any particular geographic area. Nonetheless, the

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non-solicitation obligations are understood to be inherently and reasonably limited by geography to those locations and/or places of business where the Client or employee is located and available for solicitation.
i.Inventions. The Executive hereby assigns to the Company the Executive’s entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by the Executive during the Executive’s employment and which may pertain directly or indirectly to the business of the Company or any of its subsidiaries or affiliates, and which the Executive hereby agrees is work for hire performed in the scope of the Executive’s employment. The Executive agrees to disclose fully all such developments to the Company upon its request, which disclosure will be made in writing promptly following any such request. The Executive will upon the Company’s request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries or affiliates to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks, and copyrights in all countries. The Executive acknowledges and agrees that the Executive hereby is and has been notified by the Company, and understands, that the foregoing provisions of this Section 6(e) do not apply to an invention for which no equipment, supplies, facilities or trade secret information of the Company or any of its parent companies, subsidiaries or other affiliates was used and which was developed entirely on the Executive’s own time, unless: (i) the invention relates (x) to the business of the Company or any of its subsidiaries or other affiliates or (y) to the Company’s or any of its subsidiaries’ or other affiliates’ actual or demonstrably anticipated research and development, or (ii) the invention results from any work performed by the Executive for the Company or any of its subsidiaries or other affiliates.
j.Exceptions. Nothing in this Section 6 will prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company; (ii) a passive owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation; and (iii) a member of boards of directors of public for-profit companies or non-profit organizations that are not engaged in the Company’s Business, as that term is defined in the Leadership Performance Program awards under the 2011 Incentive Plan. For the avoidance of doubt, under that definition, “Business” shall mean the business of providing conventional and alternative risk management products and services covering the business of insurance brokerage, reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, human resources and benefits outsourcing management, retirement consulting, investment consulting, investigatory and security consulting, managing underwriting and related services, including accounting, actuarial, claims management and handling, and information systems on behalf of commercial and individual clients which are national and international and are not confined to any geographic area.

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k.Reformation. If, at any time of enforcement of this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area and that the court will be allowed to revise the restrictions contained herein to cover the maximum period, scope, and area permitted by law. This Agreement will not authorize a court to increase or broaden any of the restrictions of this Section 6.
l.Consideration; Breach. The Company and the Executive agree that the payments to be made by the Company to the Executive pursuant to Section 2 hereof will be made and provided expressly in consideration of the Executive’s agreements contained in, and continued compliance with, this Section 6. The Executive acknowledges and agrees that the Company would not have agreed to provide any of the payments in Section 2 but for the Executive’s promises in this Section 6. In the event that the Executive has committed a material breach of any provision of this Section 6, on written notice to the Executive setting forth the basis for such determination, such notice provided to the Executive 21 days in advance of any action pursuant to this Section 6(j) or within seven days of the Company becoming aware of the action constituting a material breach, whichever is later, without limiting or otherwise affecting any other available remedy to the Company or any of its subsidiaries or affiliates, the Company will be entitled, subject to the duty of good faith, immediately to terminate making all remaining payments pursuant to Section 2 hereof, and upon such termination the Company will have no further liability to the Executive under this Agreement; provided, however, that if a court of law determines that no such material breach occurred, the Company then will be obligated to make such payments in a timely manner together with interest compounded monthly at the prime rate (as published in The Wall Street Journal online) as in effect from time to time commencing on the date such payments cease. The Executive further acknowledges and agrees that a material breach by him of any provision of Section 6 of this Agreement will result in immediate and irreparable harm to the Company and any of its subsidiaries or affiliates for which full damages cannot readily be calculated and for which damages are an inadequate remedy. Accordingly, the Executive agrees that the Company and its affiliates shall be entitled to injunctive relief to prevent any such actual or threatened breach or any continuing breach by the Executive (without posting a bond or other security), without limiting any other remedies that may be available to them. In the event that the Company brings an action to enforce the terms and conditions of Section 6 of the Agreement, the Executive shall pay the costs and expenses incurred by Aon in bringing such action, including without limitation attorneys’ and other legal fees; provided however, if applicable law requires the provision regarding attorneys’ fees and costs be interpreted as reciprocal, it shall be modified such that all parties bear their own attorneys’ fees and costs. If the Executive violates one of the post-employment restrictions in this Agreement on which there is a specific time limitation, the time period for that restriction will be extended by one day for each day the Executive violates it, up to a maximum extension equal to the time period originally prescribed for the restrictions up to a maximum extension of one year,

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so as to give the Company the full benefit of the bargained-for length of forbearance.
m.Return of Property. Upon the Separation Date or upon the Company’s request (whichever is earlier), the Executive will promptly return to the Company all Confidential Information and all materials and all copies or tangible embodiments of materials involving Confidential Information, and all other Aon property, in the Executive’s possession or control, except as otherwise provided by law or in Section 10 below. Notwithstanding the foregoing, Executive shall retain his mobile phone, mobile phone number, and laptop, subject to satisfaction of necessary security protocols. The Company agrees that Executive may work with its Information Technology staff to ensure, to the extent feasible, that he is provided copies of his personal contacts and emails from his devices. The Executive agrees to represent in writing to Aon upon termination of employment that Executive has complied with the provisions of this Section 6.
7.Mergers and Consolidations; Assignability. The rights and obligations under this Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns so long as any assignee, successor, or transferee of the Company has provided an express written and unconditional assumption of the Company’s obligations under this Agreement. This Agreement will not be assignable by the Executive, but in the event of the Executive’s death it will be binding upon and inure to the benefit of the Executive’s legal representatives to the extent required to effectuate its terms. In the event of the Executive’s death after terminating employment and before all payments and benefits otherwise due to him had been paid to him (had he not died), such amounts will be paid to the Executive’s designated beneficiary (per a written designation signed by the Executive and received by the Company prior to the Executive’s death), or, if none, the Executive’s surviving spouse, or, if none, the Executive’s estate (as applicable, the “Beneficiary”).
8.Release.
i.For and in consideration of the payments and benefits provided, or to be provided, to the Executive under this Agreement, the Executive, and anyone claiming through him or on his behalf, hereby waives and releases the Released Parties (as defined below) with respect to any and all claims, whether currently known or unknown, that the Executive now has or ever has had against a Released Party arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Executive signs this Agreement, except as otherwise expressly provided in this Agreement. “Released Parties” include (A) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities, (B) each of the foregoing entities’ and persons’ past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, members, associates, agents, executives, employees, and attorneys, and (C) the predecessors, successors and assigns of each of the foregoing persons and entities. Without limiting the generality of the foregoing, the claims waived and released by the Executive hereunder include, but are not limited to:

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a.All claims arising out of or related in any way to his employment, compensation, other terms and conditions of employment, or termination from employment, including, without limitation, claims with respect to any advance notice of termination and claims arising out of the Prior Agreements or any other employment agreements, incentive plans, severance plans or policies, stock plans or policies, or any other employee benefit plans;
b.All claims that were or could have been asserted by the Executive or on his behalf: (A) in any federal, state, or local court, commission, or agency; or (B) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and
c.All claims that were or could have been asserted by the Executive or on his behalf under: (A) the Age Discrimination in Employment Act (the “ADEA”) and the Older Workers Benefit Protection Act (the “OWBPA”); and (B) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act and all applicable state, county or other local fair employment laws.
ii.Exceptions. Notwithstanding the foregoing, the releases and waivers in this Agreement shall not apply to any claim: (i) for unemployment or workers’ compensation; (ii) for vested benefits under any employee benefit plan; (iii) that by law is non-waivable; (iv) for the Transition Bonus or any other payments or benefits set forth in this Agreement; (v) as a stockholder of Aon plc; or (vi) for indemnification pursuant to Section 3(f) of this Agreement or applicable law and for coverage as an insured under directors and officers liability insurance.
iii.No Further Obligations; Additional Representations. In the event of any further proceedings based upon any released matter, Aon shall have no further monetary or other obligation of any kind to the Executive, and the Executive hereby waives any such monetary or other recovery (provided that nothing limits the Executive’s rights under Section 10 below). The Executive represents and warrants that: (i) there has not been filed by the Executive or on the Executive’s behalf any legal or other proceedings against any of the Released Parties (provided, however, that the Executive need not disclose to the Company, and the foregoing representation and warranty in this subpart do not apply to, conduct or matters described in Section 10 below); (ii) the Executive is the sole owner of the claims that are released in this Section 8; (iii) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or

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other legal entity; and (iv) the Executive has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement.
iv.Specific Rights Under OWBPA. They Executive understands and agrees that: (A) this is the full and final release of all claims against the Company and the other Released Parties through the date he signs this Agreement; (B) the Executive knowingly and voluntarily releases claims hereunder for valuable consideration; (C) the Executive hereby is and has been advised of his right to have his attorney review this Agreement before signing it; (D) the Executive has twenty-one (21) days to consider whether to sign this Agreement; and (E) the Executive may, at his sole option, revoke this Agreement upon written notice within seven (7) days after signing it. This Agreement will not become effective until this seven (7) day period has expired and will be void if he revokes it within such period. Although the Executive is releasing claims that he may have under the ADEA and the OWBPA, he understands that he may challenge the knowing and voluntary nature of this Agreement under the OWBPA and the ADEA before a court, the EEOC, the NLRB, or any other federal state or local agency charged with the enforcement of any employment laws.
9.Future Conduct.
a.Each of the Executive and the Company agree that the Executive, on the one hand, and the Company (through any authorized public statement), on the other, shall refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of the other such party or, with respect to the Executive’s conduct any of the other Released Parties, provided that nothing herein shall prohibit the Executive from exercising his rights detailed in Section 10 or prohibit either party from giving truthful testimony or evidence to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law.
b.The Executive agrees that, as of the Separation Date, he will have no present or future right to employment with the Company or any of the other Released Parties and will not apply for employment with any of them.
c.Subject to and except as otherwise provided in Section 10 of this Agreement: (i) the Executive shall cooperate fully with the Company and the other Released Parties in transitioning his responsibilities as requested by the Company; (ii) the Executive agrees, subject to the advice of legal counsel, to voluntarily make himself available to the Company and its legal counsel, at the Company’s request without the necessity of obtaining a subpoena or court order, in the Company’s investigation, preparation, prosecution and/or defense of any actual or potential legal proceeding, regulatory action, or internal matter; and (iii) subject to the advice of legal counsel, the Executive agrees to provide any information reasonably within the Executive’s recollection. The Executive’s obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company and the other Released Parties may reasonably require and not unreasonably interfering with the Executive’s other professional endeavors, and giving truthful evidence and truthful testimony and executing and delivering to the Company and any of the

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other Released Parties any truthful papers reasonably requested by any of them. Notwithstanding anything to the contrary in Section 2(d) of this Agreement, the Executive shall be reimbursed for reasonable out-of-pocket expenses, including attorney’s fees, that he incurs in rendering cooperation during the Transition Period or after the Separation Date pursuant to this Section 9.
10.Protected Rights. Nothing in this Agreement is intended to limit in any way the Executive’s right or ability to report possible violations of law or regulation to, or file a charge or complaint with, the U.S. Securities and Exchange Commission, the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, or other federal, state or local agencies or commissions (collectively, “Government Agencies”). The Executive further understands that nothing in this Agreement limits the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information, without notice to the Company. Nothing in this Agreement shall limit the Executive’s ability under applicable United States federal law to (i) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Federal law also provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except as permitted by court order.
11.Miscellaneous.
a.Integration; Amendment; Counterparts. Except as is otherwise provided herein, this Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting the subject matter of this Agreement. This Agreement may not be amended, altered, or modified without the prior written consent of both parties and such instrument must acknowledge that it is an amendment or modification of this Agreement. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (such as DocuSign or AdobeSign), will have the same effect as physical delivery of the paper document bearing an original signature.
b.Waiver. Waiver of any term or condition of this Agreement by any party will not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver must be in writing.

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c.Captions. The captions in this Agreement are not part of its provisions, are merely for reference and have no force or effect. If any caption is inconsistent with any provision of this Agreement, such provision will govern.
d.Governing Law. The validity, interpretation, construction, performance, enforcement and remedies of, or relating to, this Agreement, and the rights and obligations of the parties hereunder, will be governed by and construed in accordance with the substantive laws of the State of Illinois, without regard to the conflict of law principles, rules or statutes of any jurisdiction. The parties hereby irrevocably consent to, and agree not to object or assert any defense or challenge to, the jurisdiction and venue of the federal and state courts located in Chicago, Illinois, and agree that any claim which may be brought in a court of law or equity may be brought in any such Chicago, Illinois court.
e.Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be prohibited or unenforceable for any reason, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
f.Notice. All notices given hereunder will be in writing and will be sent by registered or certified mail or delivered by hand and, if intended for the Company, will be addressed to it or delivered to it at its principal office for the attention of the General Counsel. If intended for the Executive, notices will be delivered personally or will be addressed (if sent by mail) to the Executive’s then current residence address as shown on the Company’s records, or to such other address as the Executive directs in a notice to the Company. All notices will be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date delivered.
g.Code Section 409A. The parties intend that this Agreement and the benefits provided hereunder be interpreted and construed to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and all regulatory and interpretative guidance issued thereunder (“Code Section 409A”) to the extent applicable thereto. The time and form of payment of incentive compensation, disability benefits, severance payments, expense reimbursements and payments of in-kind benefits described herein will be made in accordance with the applicable sections of this Agreement, provided that with respect to termination of employment for reasons other than death, the payment at such time can be characterized as a “short-term deferral” for purposes of Code Section 409A or as otherwise exempt from the provisions of Code Section 409A, or if any portion of the payment cannot be so characterized, and the Executive is a “specified employee” under Code Section 409A, such portion of the payment will be delayed until the earlier to occur of the Executive’s death or the date that is six months and one day following the Executive’s termination of employment (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this section will be paid or reimbursed to the Executive in a lump sum, and any remaining payments due under this Agreement

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will be payable at the same time and in the same form as such amounts would have been paid. Further, if the Executive is a “specified employee” and if any equity-based awards granted to the Executive by the Company, pursuant to this Agreement or otherwise, continue to vest upon the Executive’s termination of employment, and are deemed a “deferral of compensation” (as such term is described under Code Section 409A), the equity-based awards will not be settled or released until the expiration of the Delay Period. For purposes of applying the provisions of Code Section 409A, each separately identifiable amount to which the Executive is entitled will be treated as a separate payment. The time or schedule of any payment or amount scheduled to be paid pursuant to the terms of this Agreement, including but not limited to any restricted stock unit or other equity-based award, payment or amount that provides for the “deferral of compensation” (as such term is described under Code Section 409A), may not be accelerated except as otherwise permitted under Code Section 409A and the guidance and Treasury regulations issued thereunder.
Reimbursements that are exempt or may be excluded from Section 409A shall be excluded from Section 409A to the maximum extent possible. All other reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Code Section 409A, including, where applicable, the requirement that (A) any reimbursement is for expenses actually incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (B) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (C) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (D) the right to reimbursement is not subject to liquidation or exchange for another benefit.
For purposes of this Agreement, the terms “retirement,” “termination of employment,” “terminated,” “termination,” “this Agreement will be terminated” and variations thereof, as used in this Agreement, are intended to mean a termination of employment that constitutes a “separation from service” under Code Section 409A.
If the sixty (60)-day period following a “separation from service” begins in one calendar year and ends in a second calendar year (a “Crossover 60-Day Period”) and if there are payments due the Executive that are subject to Code Section 409A (and not exempt from Code Section 409A) that are: (i) conditioned on the Executive signing and not revoking a release of claims and (ii) otherwise due to be paid during the portion of the Crossover 60-Day Period that falls within the first year, then such payments will be delayed and paid in a lump sum during the portion of the Crossover 60-Day Period that falls within the second year.
Although the Company intends to administer the Agreement so that it will comply with the requirements of Code Section 409A, the Company does not represent or warrant that the Agreement will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its subsidiaries, nor their respective directors, officers, Executives or

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advisers will be liable to the Executive (or any other individual claiming a benefit through the Executive) for any tax, interest, or penalties the Executive may owe as a result of compensation paid under the Agreement, and the Company and its subsidiaries will have no obligation to indemnify or otherwise protect the Executive from the obligation to pay any taxes pursuant to Code Section 409A.
The provisions of this Agreement will be construed in a manner in favor of complying with any applicable requirements of Code Section 409A to avoid taxation under Code Section 409A. If any compensation or benefits provided by this Agreement result in the application of Code Section 409A, the Company will modify this Agreement in the least restrictive manner necessary in order to comply with the provisions of Code Section 409A, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and, in each case, without material diminution in the value of the payments or benefits to the Executive.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement and intend to be bound by its terms.

AON CORPORATION By: /s/ Julie Cho Printed Name: Julie Cho Its: Vice President and Secretary Date: April 27, 2021

I have read the above Agreement and understand and agree to be bound by its terms.

By: /s/ John Bruno John Bruno Date: April 27, 2021

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EXHIBIT A
GENERAL RELEASE OF CLAIMS
This General Release of Claims Agreement (this “Release”) is entered into by and between Aon Corporation, a Delaware corporation (the “Company”), and John Bruno (the “Executive”).
WHEREAS, the Company and the Executive previously entered into a Transition and Separation Agreement effective on April 27, 2021 (the “Separation Agreement”); and
WHEREAS, the Separation Agreement provides that a certain Transition Bonus (as defined in the Separation Agreement) and other amounts and benefits are to be paid or provided to the Executive in exchange for, and contingent upon, among other things, the Executive’s execution (and non-revocation) of this Release as set forth in the Separation Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Separation Agreement and herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:
1.Release. The Executive, and anyone claiming through his or on his behalf, hereby waives and releases the Released Parties (as defined below) with respect to any and all claims, whether currently known or unknown, that the Executive now has or ever has had against a Released Party arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Executive signs this Release, except as otherwise expressly provided in this Release. “Released Parties” include (A) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities, (B) each of the foregoing entities’ and persons’ past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, members, associates, agents, executives, employees, and attorneys, and (C) the predecessors, successors and assigns of each of the foregoing persons and entities. Without limiting the generality of the foregoing, the claims waived and released by the Executive hereunder include, but are not limited to:
a.All claims arising out of or related in any way to his employment, compensation, other terms and conditions of employment, or termination from employment, including, without limitation, claims with respect to any advance notice of termination and claims arising out of the Prior Agreements (as defined in the Separation Agreement) or any employment agreements, severance plans or policies, stock plans or policies, or any other employee benefit plans;
b.All claims that were or could have been asserted by the Executive or on his behalf: (A) in any federal, state, or local court, commission, or agency; or (B) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and
c.All claims that were or could have been asserted by the Executive or on his behalf under: (A) the Age Discrimination in Employment Act (the “ADEA”) and

the Older Workers Benefit Protection Act (the “OWBPA”); and (B) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act and all applicable state, county or other local fair employment laws.
2.Exceptions. Notwithstanding the foregoing, the releases and waivers in this Release shall not apply to any claim: (i) for unemployment or workers’ compensation, (ii) for vested benefits under any employee benefit plan, (iii) that by law is non-waivable, (iv) for the Transition Bonus or any other payments or benefits set forth in the Separation Agreement, (v) as a stockholder of Aon plc, or (vi) for indemnification pursuant to Section 3(f) of the Separation Agreement or applicable law and for coverage as an insured under directors and officers liability insurance.
3.No Further Obligations; Additional Representations. In the event of any further proceedings based upon any released matter, the Company, its affiliates, parent companies, and subsidiaries (collectively, “Aon”) shall have no further monetary or other obligation of any kind to the Executive, and the Executive hereby waives any such monetary or other recovery (provided that nothing limits the Executive’s rights under Section 5 below). The Executive represents and warrants that: (i) there has not been filed by the Executive or on the Executive’s behalf any legal or other proceedings against any of the Released Parties (provided, however, that the Executive need not disclose to the Company, and the foregoing representation and warranty in this subpart do not apply to, conduct or matters described in Section 5 below); (ii) the Executive is the sole owner of the claims that are released in Section 1 above; (iii) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (iv) the Executive has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Release.
4.Specific Rights Under OWBPA. The Executive understands and agrees that: (A) this is the full and final release of all claims against Aon through the date he signs this Release; (B) the Executive knowingly and voluntarily releases claims hereunder for valuable consideration; (C) the Executive hereby is and has been advised of his right to have his attorney review this Release before signing it; (D) the Executive has twenty-one (21) days to consider whether to sign this Release; and (E) the Executive may, at his sole option, revoke this Release upon written notice within seven (7) days after signing it. This Release will not become effective until this seven (7) day period has expired and will be void if he revokes it within such period. Although the Executive is releasing claims that he may have under the ADEA and the OWBPA, he understands that he may challenge the knowing and voluntary nature of this Release under the OWBPA and the ADEA before a court, the EEOC, the NLRB, or any other federal state or local agency charged with the enforcement of any employment laws.
5.Protected Rights. Nothing in this Release is intended to limit in any way the Executive’s right or ability to report possible violations of law or regulation to, or file a charge or

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complaint with, the U.S. Securities and Exchange Commission, the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, or other federal, state or local agencies or commissions (collectively, “Government Agencies”). The Executive further understands that nothing in this Release limits the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Release does not limit the Executive’s ability to receive an award from a Government Agency for information provided by the Executive to such Government Agency.
IN WITNESS WHEREOF, the parties hereto have executed this Release and intend to be bound by its terms.

AON CORPORATION By: Printed Name: Its: Date:

I have read the above Release and understand and agree to be bound by its terms.

John Bruno Date:

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